EXHIBIT 32.2

CERTIFICATION PURSUANT TO

RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT AND

18 U.S.C. SECTION 1350

I, Richard A. Dierker, Executive Vice President and Chief Financial Officer of Church & Dwight Co., Inc. (the “Company”), hereby certify that, based on my knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Richard A. Dierker
Richard A. Dierker
Executive Vice President and Chief Financial Officer

Dated:	November 3, 2023